Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-281155 on Form S-3 of our report dated March 31, 2025, relating to the financial statements of American National Group Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Houston, Texas
March 31, 2025